UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       Le Gourmet Co., Inc.
          (Name of small business issuer in its charter)

        Nevada                  5961               75-3025152
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

			   8343 East Earll
		      Scottsdale, Arizona 85251
			    (480) 423-0447
	      (Address and telephone number of principal
			  executive offices)

			   8343 East Earll
		      Scottsdale, Arizona 85251
			    (480) 423-0447
	      (Address of principal place of business or
		intended principal place of business)
			 Michelle R. Quinlan
			   8343 East Earll
		      Scottsdale, Arizona 85251
			    (480) 423-0447
	     (Name, address and telephone number of agent
			     for service)
			      Copies to:
		    NevWest Securities Corporation
	       2654 West Horizon Ridge Pkwy, Suite B-3
			 Henderson, NV 89052
			    (702) 257-4660

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
                       _
for the same offering.[_]_______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
 _
I_I________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
 _
I_I________________________________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 CALCULATION OF REGISTRATION FEE

 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               share
 Common Stock   $100,000.00    $0.05     $100,000.00      $9.20


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.





                                                      Prospectus
                      Le Gourmet Co., Inc.

                2,000,000 Shares of Common Stock
                         $0.05 per Share

Le Gourmet Co., Inc. ("LGC" or the "Company") is offering (the "Offering") on a self-underwritten basis a minimum of 500,000 (the "Minimum Offering") and a maximum of 2,000,000 (the "Maximum Offering") shares of its $0.001 par value common stock (the
"Common Stock") at a price of $0.05 cents per share (the "Offering Price"). The proceeds from the sale of the Shares in this Offering will be payable to Southwest Escrow Company fbo Le Gourmet Co. ("Escrow Account"). All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to LGC until such a time as the minimum proceeds are raised. (See "Plan of Distribution.") If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors without interest or deduction of fees. LGC will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, LGC in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of LGC' Board of Directors.

Prior to this offering, there has been no public market for  LGC'
Common  Stock.   Neither  the  Nasdaq  National  Market  nor  any
national securities exchange lists LGC' Common Stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, LGC is required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

           Number      Offering    Underwriting   Proceeds to the
             of          Price     Discounts &    Company and the
           Shares                  Commissions        Selling
                                                   Stockholders

Per Share    1              $0.05     $0.00              $0.05

  Total     500,000    $25,000.00     $0.00         $25,000.00
 Minimum
  Total   2,000,000   $100,000.00     $0.00        $100,000.00
 Maximum

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  LGC does not plan to use this offering prospectus before the effective date.
                      Le Gourmet Co., Inc.
                         8343 East Earll
                    Scottsdale, Arizona 85251
                         (480) 423-0447

          The date of this Prospectus is April 15, 2002





                        TABLE OF CONTENTS

                                                              PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                     3
 Item 3. Summary Information and Risk Factors.                 3
 Item 4. Use of Proceeds.                                      7
 Item 5. Determination of Offering Price.                      8
 Item 6. Dilution.                                             8
 Item 8. Plan of Distribution.                                 8
 Item 9. Legal Proceedings.                                    9
 Item 10. Directors, Executive Officers, Promoters and Control
          Persons.                                            10
 Item 11. Security Ownership of Certain Beneficial Owners and
          Management.                                         10
 Item 12. Description of Securities.                          11
 Item 13. Interest of Named Experts and Counsel.              12
 Item 14. Disclosure of Commission Position of Indemnification
          for Securities Act Liabilities.                     12
 Item 15. Organization Within Last Five Years.                12
 Item 16. Description of Business.                            12
 Item 17. Management's Discussion and Plan of Operation.      16
 Item 18. Description of Property.                            17
 Item 19. Certain Relationships and Related Transactions.     17
 Item 20. Market for Common Equity and Related Stockholder
          Matters.                                            17
 Item 21. Executive Compensation.                             18
 Item 22. Financial Statements.                               19
 Item 23. Changes In and Disagreements With Accountants on
          Accounting and Financial Disclosure.                30

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS               31
 Item 24. Indemnification of Directors and Officers.          31
 Item 25. Other Expenses of Issuance and Distribution.        31
 Item 26. Recent Sales of Unregistered Securities.            32
 Item 27. Exhibits.                                           32
 Item 28. Undertakings.                                       32

SIGNATURES                                                    34





PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

LGC was incorporated in the State of Nevada on April 21, 1999. LGC, a development stage company, plans to market a variety of cookbooks in numerous categories and specialty gourmet kitchen products to retail consumers via the Internet. LGC has yet to commence planned operations. As of the date of this Prospectus, LGC has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of LGC have expressed substantial doubt about LGC' ability to continue as a going concern.

As of the date of this Prospectus, LGC has 2,000,000 shares of $0.001 par value common stock issued and outstanding.

LGC' administrative office is located at 8343 East Earll, Scottsdale, Arizona 99208, telephone (480) 423-0447.

LGC' fiscal year end is December 31.

The Offering

LGC is offering on a self-underwritten basis a minimum of 500,000 and a maximum of 2,000,000 shares of the Common Stock at a price of $0.05 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to the Escrow Account. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to LGC until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors without interest or deduction of fees. LGC will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, LGC in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of LGC' Board of Directors.

LGC will apply the proceeds from the Offering to pay primarily for inventory, website development, advertising, and marketing.
(See "Use of Proceeds.")

LGC'  Transfer  Agent is Executive Registrar &  Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the Common Stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of LGC and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect LGC' future results and could cause those results to differ materially from those expressed in such forward-looking statements.

LGC  Has No Demonstrable Track Record of Operations, On Which  to
Evaluate Business Prospects

As a development-stage online commerce company, LGC faces substantial risks, uncertainties, expenses and difficulties. LGC was formed in April 1999. LGC has no demonstrable operations record, on which you can evaluate the business and its prospects. LGC' prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. LGC cannot guarantee that it will be successful in accomplishing its objectives. To date, LGC has not generated any revenues and may incur losses in the foreseeable future.

The limited operating history and growing competition make it difficult to forecast the level or source of LGC's revenues or earnings accurately. LGC does not have backlog, and LGC expects that almost all of its net revenues will come from transactions for items that listed and sold during a given calendar quarter.

New and Existing Regulations Could Harm the Business of LGC

LGC will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising, intellectual property rights and information security. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way LGC does business or could create uncertainty on the Internet, which could harm LGC's business. (See "Effect of existing or probable government regulations" beginning on page 15.)

The Business of LGC Is Subject to Online Commerce Security Risks

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. LGC's security measures may not prevent security breaches. LGC plans to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by LGC to protect customer transaction data. Also, LGC's servers will be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. Any compromise of LGC's security could harm LGC's reputation and, therefore, its business. In addition, a party who is able to circumvent LGC's security measures could misappropriate proprietary information or cause interruptions in LGC's operations. LGC may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

System Failures Could Harm the Business of LGC

Most Internet-based service businesses experienced system failures from time to time. Such outages create a flood of user questions and complaints that need to be addressed by customer support personnel. Any unscheduled interruption in LGC's service will result in an immediate loss of revenues that can be substantial and may cause some users to switch to LGC's competitors. If LGC experiences frequent or persistent system failures, LGC's reputation and brand could be permanently harmed.

LGC  May  not Be Able to Attain Profitability Without  Additional
Funding, Which May Be Unavailable

LGC has limited capital resources. Unless LGC begins to generate sufficient revenues to finance operations as a going concern, LGC may experience liquidity and solvency problems. Such liquidity and solvency problems may force LGC to go out of business if additional financing is not available.

At present time, LGC estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) secure an inventory of titles for listing on LGC's website. LGC believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.

Auditors  Expressed  Substantial  Doubt  About  LGC'  Ability  to
Continue as a Going Concern

LGC has yet to commence planned operations. As of the date of this Prospectus, LGC has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of LGC have expressed substantial doubt about LGC' ability to continue as a going concern.

LGC  Needs to Use a Portion of Gross Proceeds to Pay the Offering
Expenses

LGC estimates the expenses of this Offering at $8,210.00. As of March 31, 2002, LGC had only $100 in cash. Thus, LGC has to use at least $8,110 of the gross proceeds to pay for the expenses of the Offering.

LGC  May Suffer Competitive Pressures from Competitors with  More
Resources

LGC is entering a highly competitive market with relatively low barriers to entry. LGC' competitors include several larger and more established companies engaged in online book sales. Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet spaces than LGC. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Smaller online stores may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of LGC's competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than LGC. Increased competition may result in reduced operating margins and loss of market share.

Purchasers  in  this  Offering Will  Have  Limited  Control  Over
Decision-Making  Because  Principal  Stockholders,  Officers  and
Directors of LGC Control the Majority of Outstanding Stock in LGC

The directors and executive officers and their affiliates beneficially own approximately 100% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

Top Management of LGC May Have a Conflict of Interest Because  of
Other Business Pursuits

The operations of LGC depend substantially on the skills and experience of Michelle R. Quinlan and Michael G. Quinlan, the current officers and directors. Without an employment contract, LGC may lose Michelle R. Quinlan and Michael G. Quinlan to other pursuits without a sufficient warning and, consequently, go out of business.

Michelle R. Quinlan and Michael G. Quinlan are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, Michelle R. Quinlan and Michael G. Quinlan may face a conflict in selecting between LGC and their other business interests. LGC has not formulated a policy for the resolution of such conflicts.

Investors in This Offering Will Bear a Substantial Risk  of  Loss
Due to Immediate and Substantial Dilution

The present owners of LGC' issued and outstanding Common Stock acquired such Common Stock at a cost substantially less than what the investors in this Offering will pay. Upon the sale of the Common Stock offered hereby, the investors in this Offering will experience an immediate and substantial "dilution." Therefore, the investors in this Offering will bear a substantial portion of the risk of loss. Additionally, sales of Common Stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the LGC from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the LGC' issued and outstanding stock. The net book value of LGC on March 31, 2002 was negative: ($0.0002) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of LGC will be $91,380 or $.0228 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0272 per share while the present stockholders of LGC will receive an immediate and substantial increase of $0.0231 per share in the net tangible book value of the shares they hold. This will result in a 54.31% dilution for purchasers of stock in this Offering.

The  Stock of LGC Is a Speculative Investment That May Result  in
Losses to Investors

As of the date of this Registration Statement, there is no public market for LGC' Common Stock. This Registration Statement is a step toward creating a public market for LGC' stock, which may enhance the liquidity of LGC' shares. However, there can be no assurance that a meaningful trading market will develop. LGC makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of LGC' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by LGC or its competitors, general conditions in service industries, and other events or factors, many of which are beyond LGC' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of LGC' stock.

LGC Stock Is Likely to Be Subject to Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

Without realizing the Minimum Offering proceeds, LGC will not be able to commence planned operations and implement its business plan.

LGC plans to use the proceeds as follows:

                                 Minimum            Maximum
                                $      %           $       %
  Offering Proceeds             25,000 100.0%      100,000 100.0%
  Offering Expenses*             8,210  32.8%        8,210   8.2%
  Net Proceeds from Offering    16,790  67.2%       91,790  91.8%

  Use of Net Proceeds
           Website Development   5,000  20.0%       15,000  15.0%
           & Maintenance
           Inventory             3,000  12.0%       25,000  25.0%
           Equipment             1,000   4.0%        4,000   4.0%
           Marketing             2,000   8.0%       10,000  10.0%
           Office Supplies and     500   2.0%        3,000   3.0%
           Other Expenses
           General Working       5,290  21.2%       34,790  34.8%
           Capital**

  Total Use of Net Proceeds     16,790  67.2%       91,790  91.8%

  Total Use of Proceeds         25,000 100.0%      100,000 100.0%

* The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.
** The category of General Working Capital may include officer salaries (if any), printing costs, postage, telephone services, overnight services, and other operating expenses.

Item 5. Determination of Offering Price.

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to LGC' assets, book value, historical earnings or net worth. In determining the offering price, LGC considered such factors as the prospects, if any, for similar companies, the previous experience of management, LGC' anticipated results of operations, the present financial resources of LGC' and the likelihood of acceptance of this Offering.

Item 6. Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the LGC from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the LGC' issued and outstanding stock. The net book value of LGC on March 31, 2002 was negative: ($0.0002) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of LGC will be $91,380 or $.0228 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0272 per share while the present stockholders of LGC will receive an immediate and substantial increase of $0.0231 per share in the net tangible book value of the shares they hold. This will result in a 54.31% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

                                     Assuming the sale by LGC of:

                                        Minimum     Maximum
                                        Offering    Offering

Offering price per share                $0.05       $0.05
Net tangible book value per share per  ($0.0002)   ($0.0002)
share before offering
Increase attributable to existing       $0.0068     $0.0231
shareholders
Net tangible book value per share per   $0.0066     $0.0228
share after offering
Per share dilution                      $0.0434     $0.0272
Dilution %                              86.90%      54.31%

Item 8. Plan of Distribution.

Shares of Common Stock will be sold directly through the efforts of Michelle R. Quinlan and Michael G. Quinlan, the current officers and directors of LGC. LGC believes that Michelle R. Quinlan and Michael G. Quinlan are exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Michelle R. Quinlan and Michael G. Quinlan are:
1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. not at the time of his participation an associated person of a broker or dealer; and
4. meeting the conditions of the following
  A. They primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
  B. They were not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
  C. They do not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of LGC may not purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, LGC has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if LGC were to enter into such arrangements, LGC will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which LGC has complied.

The proceeds from the sale of the Shares in this Offering will be payable to Southwest Escrow Company fbo Le Gourmet Co. ("Escrow Account"), established with a licensed escrow agency. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to LGC until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 180 days of the date of this Memorandum, all subscription funds will be returned to investors without interest or deduction of fees.

Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Southwest Escrow Company, 8215 So. Eastern Ave., Suite 100, Las Vegas,
Nevada 89123. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle LGC to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. LGC has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once LGC accepts a subscription, the subscriber cannot withdraw it. LGC will notify accepted subscribers within 30 days after the close of the Offering.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of LGC has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of LGC has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of LGC has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of LGC' directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of LGC as of the date of this Registration Statement:

  Name and Address       Age                Position
Michelle R. Quinlan      33         President & CEO, Director
 Michael G. Quinlan      31      Secretary & Treasurer, Director

The persons named above have held their office/position since inception of LGC and are expected to hold their office/position until the next annual meeting of LGC' stockholders.

Background  of  Directors,  Executive  Officers,  Promoters   and
  Control Persons

Michelle R. Quinlan, President & CEO, Director, has multiple years of management experience. In addition to her duties at
LGC,  Ms.  Quinlan is also Secretary, Treasurer, and Director  of
Wine Systems Design, Inc., a public company in the business of installing and maintaining high-end, high-profile wine-cellar cooling systems. Since August 1999 to the present, Ms. Quinlan has been in charge of all books and records of Wine Systems Design, Inc. Ms. Quinlan played integral part in taking Wine
Systems Design, Inc. public. Prior to her engagement with Wine Systems Design, Inc., Ms. Quinlan started work in bookkeeping and administrative capacities at Quinlan Air Conditioning and Heating (1996 to present), where she assisted in the sales of air conditioning systems. While at Quinlan Air Conditioning and Heating, Ms. Quinlan implemented a financing and alternative payment program for the customers resulting in a substantial increase in sales.

Michael G. Quinlan, Secretary & Treasurer, Director, is also President, CEO, and Director of Wine Systems Design, Inc., a public company in the business of installing and maintaining high-
end,  high-profile  wine-cellar cooling systems.   From  February
1997  to  present, Mr. Quinlan has been self-employed at  Quinlan
Air      Conditioning     and     Heating     in     the      air
conditioning/refrigeration industry.   Quinlan  Air  Conditioning
and Heating is currently generating several hundred thousand dollars a year in sales. From November 1995 to February 1997, prior to his engagement with Quinlan Air Conditioning and Heating, Mr. Quinlan worked for SunVek, a leading remodeling, roofing, and air conditioning firm. While at SunVek, Mr. Quinlan specialized in installing large air conditioning systems.

Family Relationships

Michelle R. Quinlan is married to Michael G. Quinlan.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of LGC' Common Stock by all persons known by LGC to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to LGC' knowledge, either sole or majority voting and investment power.

Title Of  Name and Address    Position     Amount of  Percent of
 Class     of Beneficial                    shares      Class
          Owner of Shares                   held by
                                             Owner

Common    Michelle R.       President and  2,000,000   100.00%
          Quinlan           CEO, Director
          8343 East Earll
          Scottsdale,
          Arizona 85251

Common                      Executive      2,000,000   100.00%
                            Officers  and
                            Directors  as
                            a Group

Item 12. Description of Securities.

LGC' authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of LGC' common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by LGC' Board of Directors;
* are   entitled  to   share  ratably   in  all  of  LGC'  assets
  available for distribution to holders of common stock upon liquidation, dissolution or winding up of LGC' affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of LGC' common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, LGC has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of LGC' board of directors and will depend upon LGC' earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of LGC not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in LGC' business operations.

Reports

After  this  offering,  LGC will furnish  its  shareholders  with
annual   financial   reports  certified   by   LGC'   independent
accountants, and may, in LGC' discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

LGC'  Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

LGC  was  incorporated in the State of Nevada on April 21,  1999.
LGC has no operations and is considered a development stage company.

On May 5, 1999, LGC issued 2,000 shares of its no par value common stock to Michelle R. Quinlan in exchange for a subscriptions receivable of $2,000. On March 11, 2002, LGC amended its articles of incorporation to increase the number of authorized shares to 25,000,000 shares and to change the par value to $0.001. Simultaneously, LGC effected a 1000-for-1 forward stock split.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of LGC.

Item 16. Description of Business.

A.   Business Development and Summary

LGC was incorporated in the State of Nevada on April 21, 1999. LGC, a development stage company, plans to market a variety of cookbooks in numerous categories and specialty gourmet kitchen products to retail consumers via the Internet. LGC has yet to commence planned operations. As of the date of this Prospectus, LGC has had only limited start-up operations and generated no revenues.

LGC' administrative office is located at 8343 East Earll, Scottsdale, Arizona 99208, telephone (480) 423-0447.

LGC' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

LGC plans to market a variety of cookbooks in numerous categories (such as "simple home-cooked meals," "celebrity favorites," "charitable choices," and "delicious desserts") as well as specialty gourmet kitchen products to retail consumers via the Internet.

LGC's website (www.legourmetco.com) will come online in April 2002 and publicize a new featured cookbook every month along with recipes, new kitchen products, and cooking methods. The cookbooks and recipes on the website will come from a variety of sources. LGC has already secured a verbal agreement to market Too Luscious for Leftovers: Recipes to Fit Your Mood (by Lucinda
McNeil: Lucinda Enterprises, Inc., March 2002) as the first featured cookbook in the category of "simple home cooked meals."

For every featured cookbook, LGC will excerpt four recipes online to give customers a sampling of the contents of the cookbook.
The ability to preview the selection should increase customer satisfaction.

Once www.legourmetco.com is up and running, LGC plans to add a "Great Gadgets" section to the website. That section will feature helpful kitchen appliances including back-to-basics cooking accessories, gourmet utensils, bake ware and cookware. Also in that section, LGC will include novelty items and exotic spice blends.

(2)  Distribution Methods of the Products or Services

LGC plans to obtain the majority of its sales via its website www.legourmetco.com. However, up to a fifth of sales may come from trade shows and cooking demonstrations. Also, in the long term, LGC would like to align itself strategically with infomercial giants.

Currently,   LGC  is  developing  the  following  marketing   and
promotion programs:

* Discount Offers for First Time Buyers and Repeat Customers. This program will provide customers with incentives to purchase through LGC website. LGC plans to track online shoppers, which should give LGC the ability to reward repeat shoppers with, for example, instant discounts, reward certificates, and free merchandise.

* Cooking Classes. Featured cookbook authors will deliver classes in the homes of customers using online video streaming capabilities. The classes will showcase guest chefs and inform consumers how and where to shop for the best produce, spices, and gourmet kitchen supplies.

* Introductory  Newsletters.   LGC  will  distribute  sample
  recipes and website information via email and "snail mail" to target consumers.

* Special Discounts. LGC will offer special discounts linked to major holidays and events (for example, Mothers' Day, Independence Day, Labor Day, Cinco de Mayo, Thanksgiving, and Christmas). Registered members of the LGC book club will receive an annual birthday surprise including a personalized birthday greeting, a recipe card, and discount offers for future purchases
  - all delivered via email or on a regular postcard.

LGC believes that the success of www.legourmetco.com will depend in large measure from strategic positioning of the website with all major Internet search engine. Currently, LGC is developing a strategy to secure such positioning. Additional promotional steps may include website banner ads, free book offers, and exclusive book club privileges for repeat consumers. Subject to availability of funding, LGC's management may schedule appearances on local, regional, and national cooking shows on network or cable TV.

LGC  is  also considering entering into alliances with charitable
organizations.   LGC  believes that donating  a  portion  of  the
proceeds from the sale of a particular title to benefit a common charity cause would improve total sales.

LGC plans to rely on shipping services of the United States Post Office, United Parcel Service, and Federal Express for deliveries of merchandise to consumers. LGC will ship orders individually and does not foresee any long-term agreements or special terms from shippers.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

LGC believes that the growth of cookbook sales outpaces that of the book industry overall. Traditionally sold in bookstores and kitchen specialty shops, cookbooks are expanding to the TV and the Internet sales channels.

Nowadays,  customers are more health conscious and curious  about
ingredients   and  techniques  of  healthful  preparation.    LGC
believes that the most popular with consumers are cookbooks focusing on one or more of the following:
*    speed of food preparation,
*    positive health effects of recipes,
*    recipes from celebrities or famous chefs, and
*    format and presentation ("coffee table cookbooks").

Currently       Chefscatalog.com,       www.Amazon.com,       and
www.BarnesandNoble.com are the three major online outlets for cookbook sales. A number of small competitors market individual recipes, link to the "big three," and market other product lines such as whole-food items. An example of such a small competitor is RawGourmet.com, which focuses on raw food, Italian food preparation and sells two handy kitchen appliances.

The competitors of LGC employ various promotion techniques including free shipping for purchases over a specific dollar amount; free newsletters featuring recipes and articles on cooking; and links and banner exchanges with major book publishers and other kitchen-related websites.

(5)  Recruitment Plans

Initially,  LGC  intends  to  outsource  most  operating   tasks,
including website support and technology upgrades, to independent contractors on an as-needed basis. Thus, LGC will maintain a minimum amount of payroll overhead.

In  the  initial  stages, LGC's officers and  directors  will  be responsible  for  all  advertising, sales,  marketing,  strategic
planning,    correspondence,   administrative,   and   accounting
functions.

(6)   Customers

LGC  does not have an established client base.  At this time, LGC
does    not   anticipate   that   its   business   will    depend
disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

LGC believes that all those who buy cookbooks - for cooking or collecting - will find something interesting at www.legourmetco.com. However, LGC specifically targets the affluent consumer interested in simple meals that are nutritious and easy to make with simple ingredients, which are always at hand in the refrigerator and kitchen cabinets. LGC's target customers typically have less time to stop at the grocery and plan and prepare meals. As a result, recipe books with a clear focus (such as ethnic cuisine: Italian, Mexican, Tai, etc.) and multiple illustrations greatly appeal to that target audience.

(7)  Intellectual Property

LGC does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

None.

(9)  Effect of existing or probable government regulations

LGC will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising,   intellectual  property  rights   and   information
security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner, in which personal information is collected from users and provided to third parties. Specific statutes intended to protect user privacy have been passed in many non-U.S. jurisdictions. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way LGC does business or could create uncertainty on the Internet. This could reduce demand for LGC's services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm LGC's business. In addition, because LGC's services will be accessible worldwide, and LGC plans to facilitate sales of goods to users worldwide, foreign jurisdictions may claim that LGC is required to comply with their laws. Laws regulating Internet companies outside of the U.S. may be less favorable then those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require LGC to change its business practices or restrict service offerings relative to those in the U.S. LGC's failure to comply with foreign laws could subject LGC to penalties ranging from fines to bans on LGC's ability to offer its services.

(10) Employees

LGC is currently in the development stage. During the development stage, LGC plans to rely exclusively on the services of its officers and directors to set up its business operations. Currently, only Michelle R. Quinlan and Michael G. Quinlan, the officers and directors of LGC, are involved in LGC business on a daily basis.

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Registration Statement.

A.Management's Discussion

LGC  was  incorporated in the State of Nevada on April 21,  1999.
LGC is a startup and has not yet realized any revenues. To date, LGC has:
* recruited and retained a management team and board of directors, and
* developed a business plan.

In the initial approximately twenty-four-month operating period from April 21, 1999 (inception) to March 31, 2002, LGC generated no revenues while incurring $2,410 in general and administrative expenses. This resulted in a cumulative net loss of $2,410 for the period, which is equivalent to $0.00 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.Plan of Operation

The website www.legourmetco.com is under construction and should be operational in May 2002. The initial goal for the website - in addition to its functionality as an online store - is to build brand recognition via an effective Internet promotional campaign. Presently, LGC is researching promotional mailing companies, advertising and public relations firms that might help LGC in the process.

LGC is considering strategic alliances with companies engaged in cookbook sales over the Internet and on TV, which may result in cross-marketing of special collection cookbooks and gourmet kitchen products. Another type of partnership - with non-profit charitable organizations - may help sales if a portion of each book's price were going directly to a charity.

LGC's goal is to maintain an innovative attractive web store that appeals to buyers. LGC is striving to accomplish the following during the next twelve to eighteen months:
* establish a paying subscriber/member base and benefit from repeat traffic to the website;
* develop strategic alliances with popular web bookstores;
* promote www.legourmetco.com with leading Internet search engines so that they place www.legourmetco.com at the top of searches when it comes to researching and purchasing comic books;
* develop distribution channels beyond the website to improve revenues.

At present time, LGC estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) secure an inventory of titles for listing on LGC's website. LGC believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.

LGC anticipates that over the next twelve (12) months LGC will not hire any additional full- or part-time employees, as the services provided by the officers and directors of LGC appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for the LGC' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

Item 18. Description of Property.

LGC'  uses the administrative office located at 8343 East  Earll,
Scottsdale,  Arizona  99208.   A  director  and  shareholder   is
providing the office space at no charge to LGC.

Item 19. Certain Relationships and Related Transactions.

On May 5, 1999, LGC issued 2,000,000 shares (retroactively adjusted for a stock split) of its $0.001 par value common stock to Michelle R. Quinlan, an officer and director, in exchange for a subscriptions receivable of $2,000. During March 2002, Michelle R. Quinlan paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

LGC uses office space and services provided without charge by Michael G. Quinlan, an officer and director.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

As of the date of this Registration Statement, there is no public market in LGC' Common Stock. This Registration Statement is a step toward creating a public market for LGC' stock, which may enhance the liquidity of LGC' shares. However, there can be no assurance that a meaningful trading market will develop. LGC makes no representation about the value of its Common Stock.

As of the date of this Registration Statement,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of LGC;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that LGC agreed to register for sale;
* in the future, all 2,000,000 shares of Common Stock held by officers and directors will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, LGC has approximately 2,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately one (1) shareholder of record. LGC' Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone
(602) 415-1273.

Dividends

LGC has never declared or paid any cash dividends on its common stock. For the foreseeable future, LGC intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including LGC' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

    Name             Position       Compensation for the Period
                                     from Inception (April 21,
                                      1999) to March 31, 2002

                                       Salary          Other

Michelle R.    President & CEO,          $0             $0
Quinlan        Director
Michael G.     Secretary &               $0             $0
Quinlan        Treasurer, Director

There are no existing or planned option/SAR grants.






Item 22. Financial Statements.









                      Le Gourmet Co., Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                         March 31, 2002,
                   December 31, 2001 and 2000

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                for the three month period ended
                         March 31, 2002,
       and for the years ended December 31, 2001 and 2000
                               and
                         for the period
               April 21, 1999 (Date of Inception)
                             through
                         March 31, 2002





                        TABLE OF CONTENTS


                                                          PAGE

Independent Auditor's Report                               1

Balance Sheets                                             2

Statements of Operations                                   3

Statements of Changes in Stockholders' Equity              4

Statements of Cash Flows                                   5

Footnotes                                                  6





G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

April 11, 2002

Board of Directors
Le Gourmet Co., Inc.
Las Vegas, NV

I have audited the Balance Sheets of Le Gourmet Co., Inc. (the "Company") (A Development Stage Company), as of March 31, 2002 and December 31, 2001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended, and for the period April 21, 1999 (Date of Inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Le Gourmet Co., Inc. (A Development Stage Company) as of March 31, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period April 21, 1999 (Date of Inception) to March 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead, CPA

G. Brad Beckstead, CPA





                     Le Gourmet Co., Inc.
                  (a Development Stage Company)
                         Balance Sheets

                                     March 31,    December 31,

                                       2002      2001     2000
Assets

Current assets:
Cash                               $    100    $     -   $     -
Total current assets                    100          -         -

                                   $    100    $     -   $     -

Liabilities and Stockholders'
(Deficit)

Current liabilities:
Due to shareholder                 $    510   $      -  $      -
Total current liabilities               510          -         -

Stockholders' (deficit):
      Common stock, $0.001 par value,
         25,000,000 shares authorized,
         2,000,000 shares issued and
         outstanding as of 3/31/02,
         12/31/01, and 12/31/00       2,000     2,000      2,000
         Additional paid-in capital       -         -          -
         Subscriptions receivable         -    (2,000)    (2,000)
(Deficit) accumulated during         (2,410)                   -
development stage
                                       (410)       -           -

                                    $   100   $    -     $     -

  The accompanying notes are an integral part of the financial statements.


			      Le Gourmet Co., Inc.
			  (a Development Stage Company)
			    Statements of Operations

                            For the            For the         April 21,
                          three months       years ended         1999
                          ended March 31,    December 31,     (Inception)
                                                              to March 31,
                              2002         2001      2000        2002



Revenue                      $       -   $       -          -  $         -

Expenses:
General & administrative         2,410           -          -        2,410
expenses
Total expenses                   2,410           -          -        2,410

Net (loss)                   $  (2,410)  $       -          -  $   (2,410)


Weighted average number of   2,000,000   2,000,000  2,000,000
common shares outstanding -
basic and fully diluted

Net (loss) per share - basic $  (0.00)   $       -          -
and fully diluted

  The accompanying notes are an integral part of the financial statements.







                     Le Gourmet Co., Inc.
                  (a Development Stage Company)
          Statements of Changes in Stockholders' Equity




                                                        (Deficit)
                     Common Stock    Additi            Accumulated
                                      onal               During     Total
                                     Paid-in  Subscrip-  Develop-  Stockhol-
                                     Capital   tions      ment      ders'
                   Shares    Amount          Receivable  Stage     (Deficit)


May 1999
Founder shares     2,000,000 $ 2,000  $   -  $  (2,000)  $     -   $      -


Net (loss)
April 21, 1999
(inception) to
December 31, 1999                                              -          -

Balance, December  2,000,000  2,000       -     (2,000)        -          -
31, 1999

Net (loss)
For the year ended
December 31, 2000                                              -          -

Balance, December  2,000,000  2,000       -     (2,000)        -          -
31, 2000

Net (loss)
For the year ended
December 31, 2001                                              -          -

Balance, December  2,000,000  2,000        -    (2,000)        -          -
31, 2001

March 2002
Expenses paid for                                2,000                2,000
by a founder and
cash for
subscriptions
receivable

Net (loss)
For the period
ended March                                             (2,410)   (2,410)
 31, 2002

Balance, March     2,000,000 $2,000  $    -    $     - $(2,410)   $ (410)
31,2002

  The accompanying notes are an integral part of the financial statements.






                     Le Gourmet Co., Inc.
                  (a Development Stage Company)
                    Statements of Cash Flows


			         For the          For the      April 21,
			      three months      years ended      1999
			      ended March 31,   December 31,  (Inception)
							      to March 31,

			      2002       2001      2000          2002




Cash flows from operating
activities
Net (loss)                 $  (2,410)  $      -  $      -    $   (2,410)

Adjustments to reconcile
net (loss) to
net cash (used) by
operating activities:
Increase in due to               510          -         -           510
shareholder
Net cash (used) by            (1,900)         -         -        (1,900)
operating activities


Cash flows from investing          -          -         -             -
activities

Cash flows from financing
activities
Issuances of common stock      2,000          -         -         2,000
Net cash provided by           2,000          -         -         2,000
financing activities

Net increase in cash             100          -         -           100
Cash - beginning                   -          -         -             -
Cash - ending                $   100  $       -  $      -   $       100

Supplemental disclosures:
Interest paid                $     -  $       -  $      -   $         -
Income taxes paid            $     -  $       -  $      -   $         -

 The accompanying notes are an integral part of the financial statements.






                     Le Gourmet Co., Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized April 21, 1999 (Date of Inception) under the laws of the State of Nevada, as Le Gourmet Co., Inc.
The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

On   March  11,  2002,  the  Company  amended  its  articles   of
incorporation to increase the number of authorized shares to 25,000,000 shares and to change the par value to $0.001.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2002, December 31, 2001 or 2000 .

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2002, December 31, 2001 or 2000.

Revenue recognition
The  Company  reports revenue as invoiced on  an  accrued  basis.
Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002, 2001 or 2000.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2002, December 31, 2001 or 2000.

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2002, December 31, 2001 or 2000. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company has had no effect from the adoption of SFAS No. 133 on earnings and financial position.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.
Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $2,410 for the period from April 21, 1999 (inception) to March 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal          (34.0%)
statutory rate
Valuation reserve     34.0%
Total                    -%

As of December 31, 2001, the Company has a no operating loss carry forward for tax purposes.

Note 5 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

All share and per share amounts have been retroactively restated to reflect the splits discussed below.

On May 5, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

On March 11, 2002, the Company effected a 1000-for-1 forward stock split of its $0.001 par value common stock.

During March 2002, an officer, director and shareholder of the Company paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

There have been no other issuances of common stock.
Note 6 - Related party transactions

On May 5, 1999, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000. During March 2002, an officer, director and shareholder of the Company paid for expenses totaling $1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

As of March 31, 2002, December 31, 2001 or 2000, there were no warrants or options outstanding to acquire any additional shares of common stock.




Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.




         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

LGC' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. LGC indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at LGC' request as one of its officers or directors. LGC may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of LGC' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, LGC' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. LGC has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                   $10
Escrow Fee                            $750
EDGAR Conversion Fees               $1,500
Blue Sky Qualification Fees           $250
and Expenses
Accounting Fees and Expenses        $1,000
Legal Fees and Expenses             $4,000
Printing and Engraving                $200
Miscellaneous                         $500
Total                               $8,210.00






Item 26. Recent Sales of Unregistered Securities.

On May 5, 1999, the Company issued 2,000,000 shares (retroactively restated to reflect the split that took place in March 2002) of its $0.001 par value common stock to Michelle R. Quinlan, an officer and director, in exchange for $2,000 in subscription receivable. The total amount of the transaction was $2,000 or $0.001 per share (retroactively restated to reflect the split that took place in March 2002). That sale of stock by LGC did not involve any public offering or solicitation. At the time of the issuance, Michelle R. Quinlan was in possession of all available material information about LGC. Also, Michelle R. Quinlan had a degree of financial sophistication, which allowed her to make an independent assessment of the investment merits of LGC. On the basis of these facts, LGC claims that the issuance of stock to Michelle R. Quinlan was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On March 11, 2002, the Company effected a 1000-for-1 forward stock split of its $0.001 par value common stock.

During March 2002, Michelle R. Quinlan paid for expenses totaling
$1,900 and paid cash in the amount of $100 to cancel the entire subscriptions receivable balance.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a)  Articles of Incorporation of Le Gourmet Co., Inc.
              filed on April 21, 1999 and Amendment Thereto.
         (b)  Bylaws of Le Gourmet Co., Inc. adopted on May 5,
              1999.

   5.    Opinion on Legality
         Attorney Opinion Letter.

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
            Exhibit 5 of this filing.
         b) Consent of Independent Auditor.

  99.    Other Exhibits
         a) Escrow Agreement
         b) Subscription Agreement

Item 28. Undertakings.

In this Registration Statement, LGC is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, LGC is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, LGC includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
	change in  the information   set  forth  in  the
	Registration   Statement. Notwithstanding the foregoing,
	any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on April 15, 2002.

                      Le Gourmet Co., Inc.
                          (Registrant)

          By: /s/ Michelle R. Quinlan, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date

/s/ Michelle R. Quinlan   President & CEO,      April 15, 2002
 Michelle R. Quinlan        Director


/s/ Michael G. Quinlan     Secretary,           April 15, 2002
   Michael G. Quinlan      Treasurer,
                            Director

/s/ Michael G. Quinlan     Principal            April 15, 2002
   Michael G. Quinlan      Financial
                           Officer

/s/ Michael G. Quinlan     Principal            April 15, 2002
   Michael G. Quinlan      Accounting
                           Officer






EXHIBIT 3(a):  Articles of Incorporation of Le Gourmet Co.,  Inc.
               filed on April 21, 1999 and Amendment Thereto.

                    ARTICLES OF INCORPORATION
                               OF
                      LE GOURMET CO., INC.

FIRST:    The name of the corporation is:

                      Le Gourmet Co., Inc.

SECOND: Its registered office in the state of Nevada is located at 6767 W. Tropicana Ave., Suite 207, Las Vegas, Nevada 89103 that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD:     The objects for which this Corporation is formed  are:
To engage in any lawful activity, including but not limited to the following:

(A) Shall have such rights, privileges and powers as may be conferred upon corporations any by existing law.

(B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C) Shall have power to have succession by its corporate name for the period limited in its certificates or Articles of Incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D) Shall have power to sue and to be sued in any court of law or equity.

(E)  Shall have power to make contracts.

(F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take same devise or bequest in the State of Nevada, or in any other state, territory or country.

(G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

(H) Shall have power to make By-Laws not consistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its shareholders.

(I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

(J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of the seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or any other lawful purpose of its incorporation: to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specific event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L) Shall have power to guarantee, purchase, hold sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote , if any.

(M) Shall have power to purchase, hold, sell and transfer shares of its capital stock, and use therefore its capital, capital surplus, surplus, or other property or fund.

(N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any other of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

(O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or Articles of Incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or Articles of Incorporation of the Corporation, or any amendment thereof.

(P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

(Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with the lawful activities as may be allowed by law.

FOURTH: That the total number of common stock shares authorized that may be issued by the Corporation is TWENTY-FIVE THOUSAND (25,000) shares of stock without nominal or par value. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors.

FIFTH: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and address of the first Board of Directors, which shall be one (1) in number, is as follows.



             NAME                           ADDRESS
         Paul W. Andre           6767 W. Tropicana Ave. Suite 207
                                  Las Vegas, Nevada  89103-4754


SIXTH:    The capital stock, after the amount of the subscription
price, or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and address of the Incorporator signing the Articles of Incorporation is as follows:

             NAME                           ADDRESS
         Paul W. Andre           6767 W. Tropicana Ave. Suite 207
                                   Las Vegas, Nevada  89103-4754


EIGHTH: The Resident Agent for this corporation shall be:

                   SAVOY FINANCIAL GROUP, INC.

The address of said agent, and the registered or statutory address of this corporation in the State of Nevada, shall be:

 6767 W. Tropicana Ave., Suite 207  Las Vegas, Nevada 89103-4754

NINTH: The corporation is to have perpetual existence.

TENTH:  In  furtherance  and  not in  limitation  of  the  owners
conferred   by  statue,  the  Board  of  Directors  is  expressly
authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in: to authorize and cause to be executed, mortgages and liens upon the real and personal, property of this corporation.

By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues, Any repeal or modification of this Article by the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for the acts or omissions prior to such repeal or modification.

THIRTEENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation and all rights conferred upon. Stockholders herein are granted subject to this reservation.

I, THE INDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 14th day of April 1999.

                                                /s/ Paul W. Andre

                                                    Paul W. Andre

On this day 14th of April 1999, before me, Lynn Ann Tucker, a Notary Public, personally appeared Paul W. Andre, personally known tome to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on this instrument the person, or entity upon behalf of which the person acted, executed this instrument.

                               WITNESS my hand and official seal.

                                              /s/ Lynn Ann Tucker

(Notarial Seal)



            CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

                        BY RESIDENT AGENT

I,  Savoy  Financial  Group, Inc. hereby  accept  appointment  as
Resident  Agent  of  LE  GOURMET CO. INC.  the  previously  named
Corporation.


/s/ Paul W. Andre        President             4-14-99
Name                     Title                 Date

                 RESOLUTION OF THE STOCKHOLDERS
                        (Amend Articles)
                               OF
                      Le Gourmet Co., Inc.
                      A Nevada Corporation

I,  the undersigned, being one or all of the stockholders  of  Le
Gourmet Co., Inc., a Nevada corporation, having met and discussed the business herein set forth, have unanimously;

RESOLVED, that the President and Secretary are hereby authorized and instructed to amend the Articles of the Incorporation of this Corporation as provided in FOURTH Article of the Articles of Incorporation to; The total number of shares authorized that may be issued by the Corporation is TWENTY-FIVE MILLION (25,000,000) with a par value of $0.001, and be it

FURTHER RESOLVED, that the above stated amendment to the Articles of Incorporation of this Corporation shall be and is effective
March 11, 2002, and be it

FURTHER RESOLVED, that the Secretary shall send a copy of said amendment to all stockholders of record on March 11, 2002, all Directors, and all Officers of this Corporation, and be it

FURTHER RESOLVED, that the President and Secretary are hereby authorized to execute a certificate regarding said amendment as required by Statute 78.385 and 78.390 and to cause said certificate to be properly filed with the Nevada Secretary of State.

Dated this 11th day of April 2002.

/s/ Michelle Quinlan

Michelle Quinlan, STOCKHOLDER





EXHIBIT 3(b): Bylaws of Le Gourmet Co.,Inc.Adopted on May 5, 1999.


                 BY-LAWS OF LE GOURMET CO., INC.

                            ARTICLE I
                             OFFICES

Section 1.     PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 2.     OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.



                           ARTICLE II
                     DIRECTORS - MANAGEMENT

Section 1.      RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to an executive committee or others, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.     STANDARD OF CARE.

Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3.      NUMBER AND QUALIFICATION OF DIRECTORS.

The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. 1. 2

Section 4.     ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 5.     VACANCIES.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Directors' term of office expires.

Section 6.     REMOVAL OF DIRECTORS.

Subject to applicable law, the entire Board of Directors or any individual Director may be removed from office. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed. 2. 3

Section 7.     NOTICE, PLACE AND MANNER OF MEETINGS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

Section 8.     ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the Annual Meetings of the Shareholders.

Section 9.     OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows: Time of Regular Meeting: 9:00 A.M. Date of Regular Meeting: Last Friday of every month If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 10.    SPECIAL MEETINGS - NOTICES - WAIVERS.

Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided. At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive officer of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director. When all of the Directors are present at any Directors' meeting, however, called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors is present and if those not present sign 3. 4 a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minute thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.    DIRECTORS' ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12.    QUORUM.

A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.    NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.    COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15.    COMMITTEES.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by applicable law.

Section 16.    ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to 4. 5 time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17.    RESIGNATIONS.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.



                           ARTICLE III
                            OFFICERS

Section 1.     OFFICERS.

The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.     ELECTION.

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3.     SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the By-Laws or as the Board of Directors may from time to time determine.

Section 4.     REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that 5. 6 notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5.     VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the By-Laws for regular appointment to that office.

Section 6.     CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article.

Section 7.     PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.     VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.     SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof. 6. 7 The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.    CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any Director. This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.



                           ARTICLE IV
                     SHAREHOLDERS' MEETINGS

Section 1.     PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.     ANNUAL MEETINGS.

The annual meetings of the Shareholders shall be held, each year, at the time and on the day following: Time of Meeting: 12:00 P.M. Date of Meeting: June 1. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3.     SPECIAL MEETINGS.

Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the same manner provided by these By-Laws.

Section 4.     NOTICE OF MEETINGS - REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of 8. 9 written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof. When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section   5.       WAIVER   OF  NOTICE  OR  CONSENT   BY   ABSENT
SHAREHOLDERS.

The transactions of any meeting of Shareholders, however called and notice, shall be valid as through had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 6.     SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can be elected by unanimous written consent, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.     OTHER ACTIONS WITHOUT A MEETING.

Unless  otherwise  provided  for  under  applicable  law  or  the
Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and 9. 10
(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting be less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing. Any Shareholder giving a written consent, or the Share-holder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8.     QUORUM.

The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified. If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.     VOTING.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting. Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled to, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.
10. 11 The candidates receiving the highest number of votes up to the number of Directors to be elected are elected. The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10.    PROXIES.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the corporation.

Section 11.    ORGANIZATION.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.    INSPECTORS OF ELECTION.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.



                            ARTICLE V
               CERTIFICATES AND TRANSFER OF SHARES

Section 1.     CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors 11. 12 may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2.     TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.     LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.     TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.     CLOSING STOCK TRANSFER BOOKS - RECORD DATE.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or 12. 13 entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.



                           ARTICLE VI
                 RECORDS - REPORTS - INSPECTION

Section 1.     RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2.     INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3.     CERTIFICATION AND INSPECTION OF BY-LAWS.

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4.     CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors. 13. 14

Section 5.     CONTRACT, ETC.-HOW EXECUTED.

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.



                           ARTICLE VII
                         ANNUAL REPORTS

Section 1.     REPORT TO SHAREHOLDERS, DUE DATE.

The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of the
Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.



                          ARTICLE VIII
                      AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY SHAREHOLDERS.

New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Article of Incorporation.

Section 2.     POWERS OF DIRECTORS.

Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3.     RECORD OF AMENDMENTS.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws 14. 15 with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.



                           ARTICLE IX
                         CORPORATE SEAL

Section 1.     SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date and State of incorporation.



                            ARTICLE X

                          MISCELLANEOUS

Section 1.     REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 2.     SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 3.     INDEMNITY.

Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 4.     ACCOUNTING YEAR.

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

Approved and Adopted this 5th day of May, 1999.



                                                              /s/

                                                        SECRETARY

                    CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of LE GOURMET, INC., and that the foregoing By-Laws, consisting of 10 pages, constitute the code of By-Laws of LE GOURMET, INC., as duly adopted at a regular meeting of the Board of Directors of the corporation held 5-5, 1999.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 5 day of May 1999.

                                                              /s/

                                                        SECRETARY


EXHIBIT 5:     Attorney Opinion Letter.
                           101 Convention Center Drive Suite 1225
                                    Las Vegas, Nevada  USA  89109
                                           Office: (702) 894-9400
                                             Cell: (702) 580-8565
                                        Facsimile: (702) 735-5330
                                         E-Mail: hga@attorney.com
Harold P. Gewerter, Esq., Ltd.
Harold P. Gewerter, Esq.


                                                   April 15, 2002

Michelle R. Quinlan, President
Le Gourmet Co., Inc.
8343 East Earll
Scottsdale, Arizona 99208

Re: Proposed Issuance of Common Stock by Le Gourmet Co., Inc.

Dear Ms. Quinlan:

At your request, we are rendering this opinion in connection with a proposed sale by Le Gourmet Co., Inc., a Nevada corporation (the "Company") of up to 2,000,000 shares of common stock, $0.001 par value (the "Common Stock"). The details of the offering are described in the Registration Statement on Form SB-2 originally dated April 15, 2002.

We have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Title 17 of the Nevada Revised Statutes Chapters 78 and 90 et. seq. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination and the applicable laws of the State of Nevada, we are of the opinion that 2,000,000 shares of Common Stock to be sold by the Company are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely,
/s/ Harold P. Gerwerter, Esq
Harold P. Gerwerter, Esq.
 EXHIBIT 23(b):     Consent of Independent Auditor

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)






                CONSENT OF INDEPENDENT AUDITOR

April 11, 2002

To Whom It May Concern:

I have issued my report dated April 11, 2002, accompanying the financial statements of Le Gourmet Co., Inc. on Form SB-2 for the period of April 21, 1999 (inception date) through March 31, 2002. I hereby consent to the incorporation by reference of said report on the Registration Statement of Le Gourmet Co., Inc. and its subsidiary on Form SB-2.

Signed,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA

EXHIBIT 99(a): Escrow Agreement

                      FUND ESCROW AGREEMENT

      THIS AGREEMENT made and entered into this ____ th day of April, 2002 by and between Le Gourmet Co., Inc., whose address is 8343 East Earll Scottsdale, Arizona 85251 and whose statutory office is located at Savoy Financial Group, whose address is 6767
W. Tropicana Ave., Suite 207, Las Vegas, NV 89103; and Southwest Escrow Company, whose address is 8215 So. Eastern Ave., Suite 100, Las Vegas, Nevada 89123 ("Escrow Agent").

                      W I T N E S S E T H:

      WHEREAS, the Company desires to make an interstate public offering (the "Offering") of its securities consisting of 2,000,000 shares under an arrangement whereby the securities are to be offered to investors through the Company at the offering price of $0.05 cents per share; and

      WHEREAS, the Offering is to be made in accordance with Regulation SB in accordance with Section 8(a) of the Securities Act of 1933 (the "Act") in accordance with Regulation D, Rule 504 and Sections 3(b) and/or 4(2) of the Act and the offering will be registered with Securities and Exchange Commission when declared effective; and

      WHEREAS, the company intends to sell the securities as the Company's agent on a best-efforts basis; and

      WHEREAS, the parties wish to make provision to impound the gross proceeds from the sale of 2,000,000 shares subscribed in the Offering in escrow, which gross proceeds are to be released to the Company only in the event of the sale of 500,000 shares, within the time set forth herein, and otherwise the escrowed proceeds are to be returned by the Escrow Agent in accordance with the terms and conditions set forth herein.

      WHEREAS, the company desires to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Southwest Escrow Company agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

      WHEREAS, the Company and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow.

     NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS
HEREBY AGREED as follows:

      1. Establishment of Escrow Account. On or prior to the date of the commencement of the offering, the parties shall establish a non-interest bearing escrow account with the Escrow Agent, which escrow account shall be entitled 02-04-0024 DEP Escrow Account and shall be located at Southwest Escrow Company (the "Escrow Account"). Any checks received that are made payable to a party other than Southwest Escrow Company shall be returned to the investor who submitted the check.

      2. Accounting for Escrow Funds. The Company agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of securities purchased, the amount paid therefore, and whether the consideration received was in the form of a check, draft, money order or wire. All monies so deposited in the Escrow Account are hereinafter referred to as the "Escrow Amount."

      3. Deposits into the Escrow Account. All proceeds delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in the Escrow Account. The
Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

      4. Rights of the Escrow Funds. During the Escrow Period (as hereinafter defined), the company is aware and understands that all proceeds deposited in the Escrow Account shall not become the property of the Company or other entity, or be subject to the debts of the Company or any other entity. Except as expressly provided herein with respect to payments by the Escrow Agent to the Company, the Escrow Agent shall make or permit no disbursements from the Escrow Account.

      5. The Escrow Period. The Escrow Period shall begin with the effective date of the Offering (the "Effective Date") and shall terminate on the first to occur of the following dates:

          a. The date upon which the Escrow Agent confirms that it has received in the Escrow Account gross proceeds of $25,000.00 in deposited funds; or

          b. The Company fully subscribes $100,000.00 of its offering; or

          c.   On or before 90 days from Offering; or

          d. The date upon which a determination is made by the Company to terminate the offering prior to receipt of $25,000.00 in collected funds.


      6. Disbursements from the Escrow Account. Upon obtaining the occurrence of either of the events set forth in paragraphs 5A, 5B or 5C above, this escrow will terminate and the proceeds on deposit shall be delivered to or on behalf of the Company as directed by the company's counsel or designated principal officer. In no event shall the Escrow Agent release to the Company funds held in escrow until $25,000.00 in collected funds are in escrow. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

      In the event the Escrow Period terminates because 500,000 shares are not sold on or before the date specified in paragraph 5B above, then the Escrow Agent shall within ten days of receipt of its mailing fee as described in paragraph 10, return to each of the subscribers of the Company's securities the amounts paid in by them, without any deductions and without any interest earned or expenses to the subscriber, and the Escrow Agent shall notify the Company its distribution of the funds. Each amount paid or payable to each subscriber pursuant to this paragraph shall be deemed to be the property of the subscriber, free and clear of any or all claims of the Company or of any of its creditors, and the respective agreements to purchase the Company's securities made and entered into the Offering shall thereupon be deemed ipso facto, to be canceled without further liability of said subscribers to pay for the securities purchased. At such times as the Escrow Agent shall have made all the payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

      If at any time prior to the termination of this escrow the Escrow Agent is advised by the Nevada Securities Administrator that a stop order has been issued with respect to the registration Statement, the Escrow Agent shall, upon receipt of its mailing fee described in paragraph 10, thereon return all funds to the respective subscribers.

      7. Discretion of Escrow Agent. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein.

      It  is  understood and agreed that the duties of the Escrow
Agent are entirely ministerial, being limited to receiving monies from the Company and holding and disbursing such monies in accordance with this Agreement.

      8. Investment of Escrow Amount. The Escrow Agent may invest the Escrow Amount only in such accounts or investments as the Company may specify by written notice. The Company may only specify by written notice. The Company may only specify investment in (1) Federal Deposit Insurance Corporation insured bank accounts, (2) bank money-market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short term securities issued or guaranteed by the U.S. Government. The Escrow Agent shall keep accurate records of such funds, and upon request, provide the Company, the Securities and Exchange Commission or any State Securities Administrator, an account with respect thereto.

      9.    Collection  Procedure.  The Escrow  Agent  is  hereby
authorized to forward each check for collection and upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

      Any  check  returned unpaid to the Escrow  Agent  shall  be
returned  to  the  investor that submitted the  check.   In  such
cases, the Escrow Agent will promptly notify the company of such return.

     If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow
Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

      10. Escrow Fees. The fee of the Escrow Agent is a minimum of $750.00;receipt of which is hereby acknowledged. In addition, if the minimum offering amount of $25,000.00 is not received in escrow within the escrow period and the Escrow Agent is required to return funds to investors as provided in paragraph 6, or Escrow Agent receives a stop order as provided in Paragraph 6, the Escrow Agent shall receive a fee of $25.00 per check for such service, which fee shall be paid in advance of any refund mailing by Escrow Agent. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event the conditions of this Agreement are not fulfilled, or the Escrow Agent performs any material service not contemplated by this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, the Escrow Agent shall be fully reimbursed for all such extraordinary expenses, including reasonable attorney's fees, and all extraordinary expenses shall be paid by the Company.

      11. Expenses of Escrow Agent. If it is necessary for the Escrow Agent to return funds to the purchasers of the Securities, the Company shall pay to the Escrow Agent an amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for costs and expenses indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of, or be chargeable to, the funds on deposit in the Escrow Account.

     12. Limitation of Liability of Escrow Agent. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to: (i)any action taken or omitted in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

      13. Indemnity of Escrow Agent. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

     14. Disputes. In the event that a dispute arises as to the terms of this Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Nevada.

      15.  Entire Agreement.  This is the entire Agreement of the
parties.   Any  other agreements of any nature  whether  oral  or
written not contained herein are expressly made null and void.

     16. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

      IN WITNESS WHEREOF. the Company, and the Escrow Agent have executed this Fund Escrow Agreement on the day and year first above-written.

LE GOURMET CO., INC.

				By:
					 Michelle R.         Date
				      Quinlan, President
				      PRINT NAME & TITLE

SOUTHWEST ESCROW COMPANY

				By:
					Dale E. Puhl,        Date
					  President
				      PRINT NAME & TITLE
EXHIBIT 99(b): Subscription Agreement






                      LE GOURMET CO., INC.
                     Subscription Agreement
1.   Investment:
The undersigned ("Buyer") subscribes for ________ Shares of Common Stock of Le Gourmet Co., Inc. at $0.05 per share.
Total subscription price ($0.05 times number of Shares): =$___________.

PLEASE MAKE CHECKS PAYABLE TO:     Southwest Escrow Company fbo
                                   Le Gourmet Co.
2.   Investor information:


 Name (type or print)   SSN/EIN/Taxpayer I.D.

E-Mail address:

                                                  Address


 Joint Name (type or    SSN/EIN/Taxpayer I.D.
             print)
E-Mail address:

                                Address (If different from above)


Mailing Address (if
different from above):

                               Street            City/State  Zip

Business Phone:  (  )                       Home Phone:    ( )


3.   Type of ownership: (You must check one box)

[ ]  Individual                     Custodian for

[ ]  Tenants in Common              Uniform Gifts to Minors Act of
                                    the State of: ____________

[ ]  Joint Tenants with rights      Corporation (Inc., LLC, LP) -
     of Survivorship                Please List all officers,
                                    directors, partners, managers,
                                    etc.:
[ ]  Partnership (Limited
     Partnerships use
     "Corporation")

[ ]  Trust

[ ]  Community Property             Other (please explain)


            4. Further Representations, Warrants and Covenants. Buyer hereby represents warrants, covenants and agrees as follows:
     (a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.
     (b) Except as set forth in the Prospectus and the exhibits thereto, a copy of which Buyer acknowledges having received and reviewed, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer's sole discretion and judgment.
     (c) Buyer understands that his or her investment in the Shares is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of the investment. Buyer is able to bear the economic risks of an investment in the Offering and at the present time can afford a complete loss of such investment.
     (d) Buyer is under no legal disability nor is Buyer subject to any order which would prevent or interfere with Buyer's execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer's own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.
     (e) Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the Shares, and (ii) a liquid net worth
	  (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the Shares indefinitely.
     (f) Buyer agrees that Buyer will not sell or otherwise transfer his or her shares, unless they are registered or otherwise exempt from registration under the Act and so authorized under any applicable securities laws governing the issuance and sale of securities.
     (g)  If the Buyer is acting without a Purchaser
	  Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the Offering.
     (h) Buyer has been furnished with the Prospectus. Buyer has assessed the merit of this offering on his or her own or otherwise consulted exclusively with his or her attorney, accountant, or such other professional advisors with respect to any investment in the Shares as Buyer deems necessary or advisable, and Buyer acknowledges that all documents, records and books pertaining to an investment in the Shares have been made available for Buyer's inspection and analysis, and for inspection and analysis by such attorney, accountant and/or other professional advisors, and Buyer understands that the books and records of the Company will be made available to Buyer and his or her professional advisors upon reasonable notice for inspection during reasonable business hours at the Company's principal place of business. Buyer acknowledges that he or she and/or his or her professional advisors have had the opportunity to obtain any additional information requested in order to verify the accuracy of the contents of the Prospectus, and to ask questions and/or receive answers from the officers of the Company concerning the terms and conditions of this offering, the Prospectus and any additional information requested which Buyer and/or his or her professional advisors deemed necessary to evaluate the prudence of this investment and all such questions have been answered to the full satisfaction of Buyer, none of which answers are in any way inconsistent with the Prospectus.
     (i) Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the Shares, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the Offering.
5.   Indemnification
     (a) Buyer acknowledges an understanding of the meaning of the legal consequences of Buyer's representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.
6.   Acceptance of Subscription.
     (a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer's Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.
7.   Governing Law.
     (a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

			INVESTOR SUBSCRIPTION ACCEPTED AS OF

				day of             ,

Signature of Buyer

			Le Gourmet Co., Inc.
Printed Name            8343 East Earll
			Scottsdale, Arizona 85251

    Date                By:

				    President

    Deliver completed subscription agreements and checks to:
                    Southwest Escrow Company
                8215 So. Eastern Ave., Suite 100
                     Las Vegas, Nevada 89123





              Dealer Prospectus Delivery Obligation
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.